EMPLOYMENT AGREEMENT

     This employment agreement ("Agreement") is made and entered into effective as of the ___ day of ___________, 2000 ("Effective Date"), by and between POORE BROTHERS, INC. ("Company"), a Delaware corporation, and MARK C. MAGGIO ("Employee"), a married man.

     In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged, Company and Employee agree as provided in this Agreement.

     1. EMPLOYMENT. Company hereby employs Employee, and Employee accepts employment by Company, upon the terms and conditions contained in this Agreement.

     2. TERM. Employee's employment by Company shall commence on the Effective Date, and shall continue for a two-year period from the date first written above.

     3. TITLE. During the period of Employee's employment by Company, Employee shall be Vice President of the Company and shall have such rights, powers and authority in such positions as may be designated by Company's Board of Directors from time to time.

     4. COMPENSATION. During the period of Employee's employment by Company, Employee shall receive from Company an annual salary of $90,000.00, which shall be payable proportionately on Company's regular payroll payment dates for its employees.

     5. FRINGE BENEFITS. During the period of Employee's employment by Company, Employee shall be entitled to participate in all of Company's qualified retirement plans and welfare benefit plans (e.g., group health insurance) on the same basis as Company's other employees. In addition, during the period of Employee's employment by Company, Employee shall be entitled to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by Company.

     6. AUTOMOBILE ALLOWANCE, TELEPHONE AND CREDIT CARD. During the period of Employee's employment by Company, Company shall furnish to Employee the following:

          (a) Company shall pay for up to $200 per month (which amount shall be reviewed at three-month intervals) in automobile gasoline expenses charged to Employee's AMEX corporate credit card, or the Company will reimburse Employee if paid directly by Employee up to the agreed limit. In no event shall Company be responsible for any other automobile related expenses, including but not limited to insurance (however Employee shall maintain insurance coverage reasonably satisfactory to Company), oil, tires, warranty and routine service and other maintenance and repairs for the automobile. Employee acknowledges that he may recognize taxable income in connection with Company's providing an auto allowance.

          (b) Company shall furnish to Employee a mobile or cellular telephone for Employee's use and shall pay all charges in connection therewith (except Employee shall reimburse Company for the charges each month that are in excess of $200). The telephone to be furnished to Employee shall be agreed upon by Company and Employee from time to time.

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          (c) Company shall furnish to Employee a Company AMEX corporate  credit card and long distance telephone card for Employee to use solely for purposes of Company.

     7. CONFIDENTIALITY.

          (a) During the period of Employee's employment by Company and for a three year period thereafter, Employee shall hold in confidence and shall not disclose or publish, except in the performance of his duties under this Agreement, any Confidential Information (as defined below) that is presented or disclosed to him in connection with his employment by Company.

          (b) Subject to the provisions of Section 9(c) below, for purposes of this Agreement the term "Confidential Information" shall mean information or material that is proprietary to and owned by Company. Such Confidential Information shall include, without limitation, Company's recipes for specialty potato chips, manufacturing processes, financial information, customer lists, supplier lists and pricing information.

          (c) Notwithstanding the foregoing, the term Confidential Information shall not include any information or material that:

               (i) is in, or has passed into, the public domain;

               (ii) is lawfully received by Employee from a third party;

               (iii) is required to be disclosed by Employee by law or pursuant to an order determination issued by a court or any federal, state or municipal regulatory or administrative agency; or

               (iv) was in the possession of, or known by, Employee prior to his Employment by Company.

          (d) Employee acknowledges that the Confidential Information of Company is unique in character and that Company would not have an adequate remedy at law for a material breach or threatened material breach by Employee of his covenants under this Section 7. Employee therefor agrees that, in the event of any such material breach or threat thereof, Company may obtain a temporary and/or permanent injunction or restraining order to enjoin Employee from such material breach or threat thereof, in addition to any other rights or remedies available to Company at law or in equity.

          (e) Notwithstanding the foregoing, Employee may disclose Confidential Information to his attorneys and other advisors on a need to know basis provided the recipient is directed and required to maintain the disclosed Confidential Information in confidence.

     8. INDEMNIFICATION.

          (a) Company shall indemnify and hold Employee harmless and defend Employee for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating to or arising out of acts of Employee during the course of his employment with the Company or such subsidiary or affiliated entity, that is permitted by applicable law, except as any of the foregoing arises out of or relates to Employee's negligence, willful malfeasance and/or breach of this Agreement.

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          (b)  Company  represents  and  warrant to  Employee  that  neither its articles of incorporation nor its bylaws nor any resolutions of its shareholders or board of directors restricts or limits Companies rights or obligations to indemnify Employee as provided in subsection (a) of this Section 8, except to the extent such restrictions or limitations are required by applicable law.

     9. NONCOMPETE. During the period of Employee's employment by Company, Employee shall not, for a period of three (3) years following the date of termination of their employment ("Time Limit"):

          (a) directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, member, manager or investor or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in: (w) the continental United States; (x) that region of the United States west of the Mississippi River; (y) the State of Colorado; and (z) the area within a 200 mile radius of metropolitan Boulder, Colorado ("Boulder Metro") that: (i) engages in or competes with or is similar in concept, design, format or otherwise to the business conducted, or products developed or distributed, now or or at anytime during the term of this Agreement, by Poore Brothers, or the Company or any corporate or other successor of the Company or its business. Said business is hereby stipulated to include the sale, distribution, conception or development of any snack food or other consumable food product bearing or sold under the so-called "Boulder" trade name, whether now or at anytime during the term of this Agreement developed, distributed, conceived, sold or otherwise dealt in by either the Company or Poore Brothers; or (ii) sells to, supplies, provides goods or services to, purchases from or does business in any manner with Poore Brothers or the Company. Notwithstanding the above, this Section 9(a) shall not be construed to prohibit Employee from owning less than one percent (1%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter; or

          (b) directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, manager, member or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever: (i) divert or attempt to divert from Poore Brothers or the Company any business with any customer or account with which Employee had any contact or association, which was under the supervision of Employee or the identity of which was learned by Employee as a result of Employee's employment or association, with Poore Brothers or the Company; or (ii) induce any salesperson, distributor, supplier, vendor, manufacturer, broker, representative, agent, jobber or other person transacting business with Poore Brothers or the Company to terminate their relationship or association with Poore Brothers or the Company, or to represent, distribute or sell services or products in competition with services or products of Poore Brothers or the Company; or (iii) induce or cause any employee of Poore Brothers or the Company to leave the employ of Poore Brothers or the Company.

Employee acknowledges that the foregoing limitations are minimum limitations which are necessary to protect the legitimate interests of Company because of Employee's sensitive executive position with Company. Therefore, if a breach of the foregoing shall occur, in addition to any action for damages which Company may have, Company shall have the right to obtain an injunction as a matter of right prohibiting Employee's competition in violation of the foregoing.

In case any one or more of the provisions or parts of a provision contained in this Section 9 shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Section or any other jurisdiction, but this Section shall be reformed and construed in any such jurisdiction as if shall invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal

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and enforceable to the maximum extent  permitted in such  jurisdiction.  Without limiting the foregoing, the parties intend that the covenants and agreements contained in parts (w), (x), (y) or (z) of Section 9(a) shall be deemed to be a series of separate covenants and agreements, one for each of the continental United States, the region of the United States west of the Mississippi River, the State of Colorado and Boulder Metro. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants and agreements deemed to be included in parts (w), (x), (y) or (z) of Section 9(a), it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of parts (w), (x), (y) or (z) of Section 9(a). Similarly, the three (3) year Time Limit set forth in Section 9(a) above, if found to be excessive or if a court shall refuse to enforce same, shall be construed as a consecutive series of thirty six (36) month periods which may be reduced, consecutively, on a month-to-month basis, it being the intention of the parties that the length of the covenants and agreements which, if reduced and/or eliminated on a month-to-month basis, would permit the remaining separate covenants and agreements to be enforced in any proceeding shall, for the purpose of such proceeding, be deemed eliminated in one-month increments from the initially stated Time Limit in Section 9(a) and are deemed in that regard severable herefrom.

     10. ADDITIONAL PROVISIONS.

          (a) This Agreement shall not be assigned by either Company or Employee without the other party's prior written consent; otherwise, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, personal representatives, successors and assigns of Company and Employee respectively.

          (b) This Agreement and the rights and obligations of Company and Employee shall be governed by, and shall be construed in accordance with, the laws of the State of Arizona without the application of any laws of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.

          (c) Time is of the essence of this Agreement and each provision hereof.

          (d) This Agreement sets forth the entire understanding of Company and Employee with respect to the matters set forth herein and cannot be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

          (e) This Agreement is the result of negotiations between Company and Employee, and Company and Employee hereby waive the application of any rule of law that otherwise would be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

          (f) If any provision or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the same shall not alter the remaining portion of such provision or any other provision of this Agreement, as each provision of this Agreement and portion thereof shall be deemed severable.

          (g) Except as may be otherwise required by law, any notice required or permitted to be given under this Agreement shall be given in writing and shall be given either by (i) personal delivery, or (ii) overnight courier service, or

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(iii)  facsimile  transmission,  or (iv) United  States  certified or registered mail, in each case with postage prepaid to the following address or to such other address as Company or Employee may designate by notice given to the other party pursuant to this section. Notice shall be effective on (v) the day notice is personally delivered, if notice is given by personal delivery, or (vi) the first business day after the date of delivery to the overnight delivery service, if notice is given by such a delivery service, (vii) the day notice is received, if notice is given by facsimile, or (viii) the fourth business day after notice is deposited in the United States mail, if notice is given by United States certified or registered mail.

     Company:      POORE BROTHERS, INC.
                   3500 S. La Cometa Drive
                   Goodyear, Arizona 85338-1500
                   Fax No. (623) 925-2363

     Employee:     Mark C. Maggio
                   _________________________
                   _________________________
                   Fax No. (___)____________

          (h) If any action, suit or proceeding is brought in connection with this Agreement, or on account of any breach of this Agreement, or to enforce or interpret any of the terms, covenants and conditions of this Agreement, the prevailing party shall be entitled to recover from the other party or parties, the prevailing party's reasonable attorneys' fees and costs, and the amount thereof shall be determined by the court (not by a jury) or the arbitrator and shall be made a part of any judgment or award rendered.


                                        POORE BROTHERS, INC.


                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------


                                        Employee:


                                        ----------------------------------------
                                        Mark C. Maggio

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